Exhibit 10.8

English Translation of
Registered Trademark Usage License Agreement

Licensor (hereinafter referred to as “Party A”) : Duoyuan Investments Limited

Licensee (hereinafter referred to as “Party B”): Duoyuan Digital Press Technology Industries (China) Co., Ltd.

Through mutual consultation, Party A and Party B hereby agree as follows:

1. Party A hereby licenses Party B to use all the registered trademarks applied under Party A’s name on any commodities produced by Party B as of October 2008.

2. Party B may use any registered trademark so licensed by Party A for free;

3. Party A shall not terminate such licensed use by Party B without reason;

4. The right to use the registered trademarks for free vested to Party B by Party A is limited to the territory of PRC;

5. Party B hereby guarantees that it shall not harm Party A’s reputation while using Party A’s registered trademarks.

The agreement is executed in two counterparts and each party shall keep one copy. Any issues not covered herein shall be subject to mutual consultation between Party A and Party B.

Party A: Duoyuan Investments Limited  (official seal)
              Person in charge: /s/ Guo Wenhua

Party B: Duoyuan Digital Press Technology Industries (China) Co., Ltd.  (official seal)
              Person in charge: /s/ Guo Wenhua

Date of execution: October 2008
Place of execution: Daxing, Beijing